Smartsheet Inc. Announces First Quarter Fiscal Year 2019 Results

•	First quarter total revenue grew 63% year-over-year to $36.3 million

•	First quarter GAAP operating loss was $13.0 million, non-GAAP operating loss was $11.0 million

•	Net operating cash flow was negative $8.2 million, net free cash flow was negative $9.7 million

BELLEVUE, Wash. - June 4, 2018 - Smartsheet Inc. (NYSE: SMAR), a leading cloud-based platform for work execution, today announced financial results for its first fiscal quarter ended April 30, 2018.

“We had a strong start to the year with revenue in the first quarter growing 63 percent year-over-year,” said Mark Mader, CEO of Smartsheet. “Our software empowers business users to deliver work at scale faster and with better visibility, and these capabilities continue to resonate with customers and prospects around the world."

“Our revenue growth was driven by healthy expansion rates from our existing customers, the addition of over 1,500 net new domain-based customers, and demand for consulting and training services,” said Jennifer Ceran, CFO of Smartsheet.

First Quarter Fiscal 2019 Financial Highlights

•
Revenue: Total revenue was $36.3 million, an increase of 63% year-over-year. Subscription revenue was $32.1 million, an increase of 57% year-over-year. Professional services revenue was $4.3 million, an increase of 129% year-over-year.

•
Operating Loss: GAAP operating loss was $13.0 million, or 36% of total revenue, compared to GAAP operating loss of $7.2 million, or 32% of total revenue, in the first quarter of fiscal 2018. Non-GAAP operating loss was $11.0 million, or 30% of total revenue, compared to non-GAAP operating loss of $6.7 million, or 30% of total revenue, in the first quarter of fiscal 2018. Our operating loss was impacted by incremental investments in the business and higher costs associated with operating as a public company.

•
Net Loss: GAAP net loss was $14.3 million, compared to GAAP net loss of $7.2 million in the first quarter of fiscal 2018. GAAP net loss per share was $0.68, compared to GAAP net loss per share of $0.44 in the first quarter of fiscal 2018. Non-GAAP net loss was $11.0 million, compared to non-GAAP net loss of $6.6 million in the first quarter of fiscal 2018. Non-GAAP net loss per share was $0.12, compared to non-GAAP net loss per share of $0.08 in the first quarter of fiscal 2018.

•
Cash Flow: Net operating cash flow was negative $8.2 million, compared to net operating cash flow of negative $5.3 million in the first quarter of fiscal 2018. Net free cash flow was negative $9.7 million, compared to negative $7.8 million in the first quarter of fiscal 2018. Operating and free cash flows were impacted by approximately $4.2 million and $2.6 million related to our annual bonus payouts in the first quarter of fiscal 2019 and 2018, respectively.

The section titled “Use of non-GAAP Financial Measures” below contains a description of the non-GAAP financial measures with a reconciliation between GAAP and non-GAAP information. The section titled "Definitions of Business Metrics" contains definitions of certain non-financial metrics provided within this earnings release.

First Quarter Fiscal 2019 Business Highlights

•	Ended the quarter with 75,642 domain-based customers

•	The number of all customers with annualized contract values (ACV) of $5,000 or more grew to 4,349, an increase of 78% year-over-year

•	Average ACV per domain-based customer increased to $1,808, a 47% growth year-over-year

•	Dollar-based net retention rate was 130%

Financial Outlook

For the second quarter of fiscal 2019, the Company currently expects:

•	Total revenue of $38.5 million to $39.5 million representing year-over-year growth of 44% to 48%

•	Non-GAAP operating loss of $14 million to $13 million

•	Non-GAAP net loss per share of $0.14 to $0.13, assuming basic and diluted weighted average shares outstanding of approximately 102 million

For the full fiscal year 2019, the Company currently expects:

•	Total revenue of $159 million to $162 million representing year-over-year growth of 43% to 46%

•	Non-GAAP operating loss of $58 million to $54 million

•	Non-GAAP net loss per share of $0.59 to $0.56, assuming basic and diluted weighted average shares outstanding of approximately 99 million

•	Billings of $193 million to $196 million representing year-over-year growth of 42% to 44%

•	Net free cash flow of up to negative $25 million

These statements are forward-looking and actual results may differ materially. Refer to the “Forward-Looking Statements” section below for information on the factors that could cause our actual results to differ materially from these forward-looking statements.

We have not reconciled net free cash flow guidance to net cash from operating activities for the full fiscal year 2019 because we do not provide guidance on the reconciling items between net cash from operating activities and net free cash flow, as a result of the uncertainty regarding, and the potential variability of, these items. The actual amount of such reconciling items will have a significant impact on our net free cash flow and, accordingly, a reconciliation of net cash from operating activities to net free cash flow for the full fiscal year 2019 is not available without unreasonable effort. We do not provide reconciliation of calculated billings guidance as its components are solely revenues and deferred revenues, and guidance for revenues is already provided.

Conference Call Information

Smartsheet will host a conference call and live webcast for analysts and investors at 1:30 p.m. Pacific Time on June 4, 2018. A live webcast and accompanying presentation can be accessed on the Investor Relations section of the Company website at: https://investors.smartsheet.com. The conference call can also be accessed by dialing (866) 393-4306, or +1 (734) 385-2616 (outside of the US). The conference ID is 9359578. A replay of the call via webcast will be available at https://investors.smartsheet.com or by dialing (855) 859-2056 or +1 (404) 537-3406 (outside of the US). The dial-in replay will be available until the end of day on June 11, 2018. The webcast replay will be available for one year.

Forward-Looking Statements
This press release contains “forward-looking” statements that are based on our management’s beliefs and assumptions and on information currently available to management. Forward-looking statements include, but are not limited to, statements about Smartsheet’s outlook for the fiscal quarter ending July 31, 2018 and the full fiscal year ending January 31, 2019, and Smartsheet’s expectations regarding possible or assumed business strategies, potential growth and innovation opportunities, new products, and potential market opportunities.
Forward-looking statements generally relate to future events or our future financial or operating performance. Forward-looking statements include all statements that are not historical facts and can be identified by terms such as “believes,” “continue,” “could,” “potential,” “remain,” “will,” “would” or similar expressions and the negatives of those terms. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These risks include, but are not limited to, risks and uncertainties related to: our ability to achieve future growth and sustain our growth rate, our ability to attract and retain customers and increase sales to our customers, our ability to develop and release new products and services and to scale our platform, our ability to increase adoption of our platform through our self-service model, our ability to maintain and grow our relationships with strategic partners, the highly competitive and rapidly evolving market in which we participate, our ability to identify targets for, execute on, or realize the benefits of, potential acquisitions, and our international expansion strategies. Further information on risks that could cause actual results to differ materially from forecasted results is included in our filings with the SEC, including our Quarterly Report on Form 10-Q for the period ended April 30, 2018 to be filed with the SEC by June 14, 2018. Any forward-looking statements contained in this press release are based on assumptions that we believe to be reasonable as of this date. Except as required by law, we assume no obligation to update these forward-looking statements, or to update the reasons if actual results differ materially from those anticipated in the forward-looking statements.

Use of Non-GAAP Financial Measures
To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use certain non-GAAP financial measures, as described below, to understand and evaluate our core operating performance. These non-GAAP financial measures, which may be different than similarly titled measures used by other companies, are presented to enhance investors’ overall understanding of our financial performance and should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. A reconciliation of the non-GAAP financial measures to such GAAP measures can be found in the accompanying financial statements included with this press release.
We believe that these non-GAAP financial measures provide useful information about our financial performance, enhance the overall understanding of our past performance and future prospects, and allow for greater transparency with respect to important metrics used by our management for financial and operational decision-making. We are presenting these non-GAAP financial metrics to assist investors in seeing our financial performance through the eyes of management, and because we believe that these measures provide an additional tool for investors to use in comparing our core financial performance over multiple periods with other companies in our industry.
We define non-GAAP operating loss as GAAP loss from operations excluding share-based compensation expense, amortization of acquisition-related intangible assets, and one-time costs associated with mergers and acquisitions. Non-GAAP net loss, which is used in calculating non-GAAP net loss per share, also excludes expense associated with revaluation of convertible preferred stock warrant liability. There are a number of limitations related to the use of these non-GAAP measures as compared to GAAP operating loss and net loss, including that the non-GAAP measures exclude share-based compensation expense, which has been, and will continue to be for the foreseeable future, a significant recurring expense in our business and an important part of our compensation strategy.
We use the non-GAAP financial measure of net free cash flow, which is defined as GAAP net cash flows from operating activities, reduced by cash used for purchases of property and equipment (inclusive of spend on internal-use software) and principal payments on capital lease obligations. We believe net free cash flow is an important liquidity measure of the cash that is available, after capital expenditures and operational expenses, for investment in our business and to make acquisitions. Net free cash flow is useful to investors as a liquidity measure because it measures our ability to generate or use cash. Once our business needs and obligations are met, cash can be used to maintain a strong balance sheet and invest in future growth. There are a number of limitations related to the use of net free cash flow as compared to net cash from operating activities, including that net free cash flow includes capital expenditures, the benefits of which are realized in periods subsequent to those when expenditures are made.
Definitions of Business Metrics

Number of domain-based customers

We define domain-based customers as organizations with a unique email domain name such as @cisco and @aramark. All other customers, which we designate as ISP customers, are typically small teams or individuals who register for our services with an email address hosted on a widely used domain such as @gmail, @outlook, or @yahoo.

Average ACV per domain-based customer

We define average ACV per domain-based customer as total outstanding ACV for domain-based subscriptions as of the end of the reporting period divided by the number of domain-based customers as of the same date.

Dollar-based net retention rate

We calculate dollar-based net retention rate as of a period end by starting with the ACV from the cohort of all customers as of the 12 months prior to such period end, or Prior Period ACV. We then calculate the ACV from these same customers as of the current period end, or Current Period ACV. Current Period ACV includes any upsells and is net of contraction or attrition over the trailing 12 months, but excludes subscription revenue from new customers in the current period. We then divide the total Current Period ACV by the total Prior Period ACV to arrive at the dollar-based net retention rate.

About Smartsheet

Smartsheet is a leading cloud-based platform for work execution, enabling teams and organizations to plan, capture, manage, automate, and report on work at scale, resulting in more efficient processes and better business outcomes. Today over 93,000 customers, including more than 75,000 domain-based customers, rely on Smartsheet to implement, manage, and automate processes across a broad array of departments and use cases.

Disclosure of Material Information

Smartsheet announces material information to its investors using SEC filings, press releases, public conference calls, and on its investor relations page of the company’s website at https://investors.smartsheet.com.

SMARTSHEET INC.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three Months Ended April 30,
	2018	2017
Revenue
Subscription	$32,057	$20,375
Professional services	4,262	1,861
Total revenue	36,319	22,236
Cost of revenue
Subscription	4,236	2,989
Professional services	3,087	1,508
Total cost of revenue	7,323	4,497
Gross profit	28,996	17,739
Operating expenses
Research and development	12,844	6,508
Sales and marketing	22,384	14,749
General and administrative	6,798	3,679
Total operating expenses	42,026	24,936
Loss from operations	(13,030)	(7,197)
Interest income (expense) and other, net	(1,300)	13
Net loss	$(14,330)	$(7,184)
Net loss per share, basic and diluted	$(0.68)	$(0.44)
Weighted-average shares outstanding used to compute net loss per share attributable to common shareholders, basic and diluted	21,008	16,478

Share-based compensation expense included in the condensed consolidated statements of operations was as follows (in thousands):

	Three Months Ended April 30,
	2018	2017
Cost of subscription revenue	$34	$9
Cost of professional services revenue	47	12
Research and development	665	149
Sales and marketing	514	198
General and administrative	582	177
Total share-based compensation	$1,842	$545

SMARTSHEET INC.
Condensed Consolidated Balance Sheets (in thousands, except share data)

	April 30, 2018	January 31, 2018
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$49,657	$58,158
Accounts receivable, net of allowances of $558 and $457 at April 30, 2018 and January 31, 2018, respectively	18,188	14,870
Prepaid expenses and other current assets	5,122	4,628
Total current assets	72,967	77,656
Long-term assets
Restricted cash	2,321	2,901
Deferred commissions	17,988	15,291
Property and equipment, net	16,632	17,237
Intangible assets, net	1,420	1,547
Goodwill	445	445
Other long-term assets	3,262	1,527
Total assets	$115,035	$116,604
Liabilities, convertible preferred stock, and shareholders’ deficit
Current liabilities
Accounts payable	$2,911	$2,641
Accrued compensation and related benefits	11,112	13,253
Other accrued liabilities	4,629	3,061
Capital lease payable	2,878	2,833
Deferred revenue	66,214	57,102
Total current liabilities	87,744	78,890
Capital lease payable, non-current	2,909	3,713
Deferred revenue, non-current	127	179
Convertible preferred stock warrant liability	2,598	1,272
Other long-term liabilities	517	604
Total liabilities	93,895	84,658
Commitments and contingencies
Convertible preferred stock
Convertible preferred stock, no par value; 67,756,647 shares authorized as of April 30, 2018 and January 31, 2018; 67,619,377 shares issued and outstanding with aggregate liquidation preference of $113,217 as of April 30, 2018 and January 31, 2018	112,687	112,687
Shareholders’ equity (deficit):
Common stock, no par value; no shares and 107,679,381 shares authorized as of April 30, 2018 and January 31, 2018, respectively; no shares and 20,280,741 shares issued and outstanding as of April 30, 2018 and January 31, 2018, respectively	—	—
Class A common stock, no par value; 112,979,381 shares and no shares authorized as of April 30, 2018 and January 31, 2018, respectively; no shares issued and outstanding as of April 30, 2018 and January 31, 2018, respectively	—	—
Class B common stock, no par value; 112,979,381 shares and no shares authorized as of April 30, 2018 and January 31, 2018, respectively; 22,040,029 shares and no shares issued and outstanding as of April 30, 2018 and January 31, 2018, respectively	—	—
Additional paid-in capital	29,414	25,892
Accumulated deficit	(120,961)	(106,633)
Total shareholders’ equity (deficit)	(91,547)	(80,741)
Total liabilities, convertible preferred stock and shareholders’ deficit	$115,035	$116,604

SMARTSHEET INC.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended April 30,
	2018	2017
Cash flows from operating activities
Net loss	$(14,330)	$(7,184)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Share-based compensation expense	1,842	545
Remeasurement of convertible preferred stock warrant liability	1,326	—
Depreciation of property and equipment	1,488	743
Amortization of deferred commission costs	1,997	829
Amortization of intangible assets	127	3
Amortization of premiums, accretion of discounts and gain on investments	—	18
Unrealized foreign exchange (gain) loss	61	—
Changes in operating assets and liabilities:
Accounts receivable	(3,352)	(5,767)
Prepaid expenses and other current assets	(956)	(237)
Other long-term assets	(240)	(8)
Accounts payable	237	(2)
Other accrued liabilities	1,508	793
Accrued compensation and related benefits	(2,141)	(234)
Deferred commissions	(4,694)	(2,865)
Other long-term liabilities	(87)	16
Deferred revenue	9,060	8,099
Net cash provided by (used in) operating activities	(8,154)	(5,251)
Cash flows from investing activities
Purchases of property and equipment	(497)	(1,304)
Capitalized internal-use software development costs	(313)	(710)
Proceeds from maturity of investments	—	4,622
Net cash provided by (used in) investing activities	(810)	2,608
Cash flows from financing activities
Payments on principal of capital leases	(759)	(485)
Payments of deferred offering costs	(1,495)	—
Proceeds from exercise of stock options	2,162	515
Net cash provided by (used in) financing activities	(92)	30
Effect of foreign exchange on cash, cash equivalents, and restricted cash	(25)	—
Net increase (decrease) in cash, cash equivalents, and restricted cash	(9,081)	(2,613)
Cash, cash equivalents, and restricted cash
Beginning of period	61,059	24,013
End of period	$51,978	$21,400
Supplemental disclosures
Cash paid for interest	$81	$75
Accrued purchases of property and equipment	474	156
Deferred offering costs, accrued but not yet paid	883	—

SMARTSHEET INC.
Reconciliation from GAAP to Non-GAAP Financial Measures
(unaudited)

Reconciliation from GAAP to non-GAAP gross profit and gross margin

	Three Months Ended April 30,
	2018	2017
	(in thousands)
Gross profit	$28,996	$17,739
Add:
Share-based compensation expense	81	21
Amortization of acquisition-related intangible assets	114	—
Non-GAAP gross profit	$29,191	$17,760

Gross margin	80%	80%
Non-GAAP gross margin	80%	80%

Reconciliation from GAAP to non-GAAP operating loss and operating margin

	Three Months Ended April 30,
	2018	2017
	(in thousands)
Loss from operations	$(13,030)	$(7,197)
Add:
Share-based compensation expense	1,842	545
Amortization of acquisition-related intangible assets	120	—
One-time costs of acquisition	47	—
Non-GAAP operating loss	$(11,021)	$(6,652)

Operating margin	(36)%	(32)%
Non-GAAP operating margin	(30)%	(30)%

Reconciliation from GAAP to non-GAAP net loss

	Three Months Ended April 30,
	2018	2017
	(in thousands)
Net loss	$(14,330)	$(7,184)
Add:
Share-based compensation expense	1,842	545
Amortization of acquisition-related intangible assets	120	—
One-time costs of acquisition	47	—
Remeasurement of convertible preferred stock warrant liability	1,326	—
Non-GAAP net loss	$(10,995)	$(6,639)

SMARTSHEET INC.
Reconciliation from GAAP to Non-GAAP Financial Measures
(unaudited)

Reconciliation from GAAP to non-GAAP weighted average shares outstanding (basic and diluted)

	Three Months Ended April 30,
	2018	2017
	(in thousands)
GAAP weighted-average shares outstanding used in computing net loss per share attributable to common shareholders, basic and diluted	21,008	16,478
Add: common shares that would have resulted from conversion of convertible preferred stock at the beginning of the period, or when granted (if later), on a weighted average basis	68,480	62,145
Non-GAAP weighted-average shares outstanding used in computing net loss per share attributable to common shareholders, basic and diluted	89,488	78,623

Anti-dilutive shares(1)

	April 30,
	2018	2017
	(in thousands)
Convertible preferred shares (as converted)	68,480	62,145
Convertible preferred stock warrant	137	137
Shares subject to outstanding common stock awards	15,656	13,742
Total potentially dilutive shares	84,273	76,024

(1) Subsequent to the end of the first quarter of fiscal 2019, an additional 11,745,088 shares were issued in the initial public offering which closed on May 1, 2018.

Reconciliation from net operating cash flow to net free cash flow

	Three Months Ended April 30,
	2018	2017
	(in thousands)
Net cash provided by (used in) operating activities	$(8,154)	$(5,251)
Less:
Purchases of property and equipment(1)	(810)	(2,014)
Payments on capital lease obligations	(759)	(485)
Net free cash flow	$(9,723)	$(7,750)

(1)	Includes amounts related to capitalized internal-use software development costs.

SMARTSHEET INC.
Reconciliation from GAAP to Non-GAAP Financial Measures
(unaudited)

Reconciliation from revenue to calculated billings

	Three Months Ended April 30,
	2018	2017
	(in thousands)
Total revenue	$36,319	$22,236
Add:
Deferred revenue (end of period)	66,341	40,812
Less:
Deferred revenue (beginning of period)	57,281	32,712
Calculated billings	$45,379	$30,336

Reconciliation from GAAP to non-GAAP operating loss guidance

	Q2'19		FY 2019
	Low	High	Low	High
	(in millions)
Loss from operations	$(17.7)	$(16.7)	$(72.7)	$(68.7)
Add:
Share-based compensation expense	3.5	3.5	14.0	14.0
Amortization of acquisition-related intangible assets	0.1	0.1	0.5	0.5
One-time costs of acquisition	0.1	0.1	0.2	0.2
Non-GAAP Operating Loss	$(14.0)	$(13.0)	$(58.0)	$(54.0)

Reconciliation from GAAP to non-GAAP net loss guidance(1)(2)

	Q2'19		FY 2019
	Low	High	Low	High
	(in millions)
Net Loss	$(17.7)	$(16.7)	$(74.0)	$(70.0)
Add:
Share-based compensation expense	3.5	3.5	14.0	14.0
Amortization of acquisition-related intangible assets	0.1	0.1	0.5	0.5
One-time costs of acquisition	0.1	0.1	0.2	0.2
Remeasurement of convertible preferred stock warrant liability	—	—	1.3	1.3
Non-GAAP Net Loss	$(14.0)	$(13.0)	$(58.0)	$(54.0)

(1) GAAP weighted average basic shares estimated to be 102 million for the second quarter of fiscal 2019.
(2) GAAP weighted average basic shares estimated to be 82 million for the full fiscal year 2019.

Source: Smartsheet Inc.

Smartsheet Inc.
Investor Relations Contact:
Aaron Turner
investorrelations@smartsheet.com

or
Media Contact
Dan Benelisha
pr@smartsheet.com